SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934


Filed by the Registrant                       [ ]
Filed by a party other than the Registrant    [X]

Check the appropriate box:
   [ ]   Preliminary Proxy Statement
   [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
   [ ]   Definitive Proxy Statement
   [ ]   Definitive Additional Materials
   [X]   Soliciting Material under Rule 14a-12

                            Boston Biomedica, Inc.
---------------------------------------------------------------------------
             (Name of Registrant as Specified in Its Charter)

                   Boston Biomedica Shareholders Committee
---------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


   Payment of Filing Fee (Check the appropriate box):
   [X]   No fee required
   [ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.
         (1) Title of each class of securities to which transaction applies:

               ------------------------------------------------------------
         (2)   Aggregate number of securities to which transaction applies:

               ------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

               ------------------------------------------------------------
         (4)   Proposed maximum aggregate value of transaction:

               ------------------------------------------------------------
         (5)   Total fee paid:

               ------------------------------------------------------------
   [ ]   Fee paid previously with preliminary materials.
   [ ]   Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         (1)   Amount previously paid:

               ------------------------------------------------------------
         (2)   Form, Schedule or Registration Statement No.:

               ------------------------------------------------------------
         (3)   Filing party:

               ------------------------------------------------------------
         (4)   Date Filed:

               ------------------------------------------------------------


                   Boston Biomedica Shareholders Committee
                   ---------------------------------------

                   Information Concerning the Participants
                   ---------------------------------------

      The following persons may be deemed to be participants in any solicitation of proxies by the Boston Biomedica Shareholders Committee with respect to the upcoming annual meeting of stockholders (the "Meeting") of Boston Biomedica, Inc. (the "Company").

      The Boston Biomedica Shareholders Committee. The Committee is an unincorporated association that does not have any officers or employees and does not beneficially own any securities of the Company. Except for the interests of its members, the Committee has no direct or indirect interest in any matter expected to be acted upon at the Meeting.

      R. Wayne Fritzsche. Mr. Fritzsche has been nominated for election as a director of the Company at the Meeting. Mr. Fritzsche may be deemed to beneficially own 3,000 shares of the Company's common stock underlying options that are currently exercisable.

      Russell B. Richerson. Dr. Richerson has been nominated for election as a director of the Company at the Meeting. Dr. Richerson may be deemed to beneficially own 5,000 shares of the Company's common stock, including
(i) 2,000 shares held by the Richerson Living Trust dated 9/22/00, of which Dr. Richerson is a co-trustee with his wife, with whom he shares voting and investment power over these shares, and (ii) 3,000 shares underlying options that are currently exercisable.

      Richard T. Schumacher. Mr. Fritzsche and Dr. Richerson have agreed to support Mr. Schumacher's reinstatement as Chief Executive Officer of the Company on the same terms and conditions as were in effect prior to the termination of his employment by the Company or such other reasonable terms as may be approved by the Board of Directors. Mr. Schumacher may be deemed to beneficially own 672,907 shares of the Company's common stock, including 35,000 shares underlying options that are currently exercisable.